UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

LV Futures Fund L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53114	20-8529012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue, 14th Floor

New York, NY 10036

(Address of Principal Executive Offices)

(855) 672-4468

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Selling Agreement

Effective April 1, 2014, LV Futures Fund L.P. (the “Registrant”) entered into an alternative investment placement agent agreement (the “Selling Agreement”), by and among the Registrant, the General Partner, and Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“MSWM”).

Pursuant to the Selling Agreement, MSWM has been appointed as a non-exclusive agent of the Registrant for the purpose of finding eligible investors for units of limited partnership interests (“Units”) in the Registrant through offerings that are exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder (“Rule 506”).

A party to the Selling Agreement may terminate the Selling Agreement by written notice to the other parties on thirty days’ prior written notice, or immediately under certain circumstances as provided in the Selling Agreement.

Pursuant to the Selling Agreement, the Registrant will pay MSWM a monthly ongoing placement agent fee equal to (i) 1/12 of 2.0% (a 2.0% annual rate) of the net asset value per unit for holders with an aggregate investment of up to $4,999,999 in the Registrant, Meritage Futures Fund L.P. and Polaris Futures Fund L.P., collectively, and (ii) 1/12 of 0.75% (a 0.75% annual rate) of the net asset value per unit for holders with an aggregate investment of $5,000,000 or more in the Registrant, Meritage Futures Fund L.P. and Polaris Futures Fund L.P., collectively.

Item 1.02	Termination of a Material Definitive Agreement

Advisory Agreement

Effective April 1, 2014, the General Partner of the Registrant terminated the Advisory Agreement dated as of April 30, 2007, among Morgan Stanley Smith Barney WNT I, LLC (the “Trading Company”), the General Partner and Winton Capital Management Limited (the “Trading Advisor”), pursuant to which the Trading Advisor traded a portion of the Registrant’s net assets in futures interests. Consequently, the Trading Advisor ceased all futures interest trading on behalf of the Trading Company (and, indirectly, the Registrant).

The General Partner has reallocated the net assets formerly allocated to the Trading Advisor among the remaining trading advisors of the Registrant.

Prior Selling Agreement

Effective April 1, 2014, the General Partner and the Registrant terminated the alternative investment placement agent agreement, including any annexes, amendments or joinders thereto (the “Prior Selling Agreement”) with MSWM, dated June 1, 2007, pursuant to which MSWM sold Units in the Registrant to certain qualified investors. The General Partner terminated the Prior Selling Agreement in order to enter into the Selling Agreement described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LV FUTURES FUND L.P.

By:	Ceres Managed Futures LLC
General Partner

By:	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date: April 7, 2014